                                                                  EXHIBIT 10.3.2


                               SECURITY AGREEMENT

         This Security Agreement (the "Agreement") is made as of the 6th day of December 2002, by Odimo Incorporated, a Delaware corporation, with its chief executive office located at 1400 N.W. 4th Street, Sunrise, FL 33325, Odimo Acquisition Corp., a Delaware corporation, with its chief executive office located at 1400 N.W. 4th Street, Sunrise, FL 33325 (collectively, "Odimo"), and delivered to Ashford.com, Inc. ("Ashford"), a Delaware corporation, having a mailing address of 1075 First Avenue King of Prussia, Pa 19406.

                                   BACKGROUND

         Ashford and Odimo are parties to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of the date hereof, pursuant to which Odimo acquired the Initial Purchased Assets (as defined in the Asset Purchase Agreement) in exchange for, among other things: (a) a subordinated secured promissory note (the "Promissory Note") in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000); and (b) 15,596,183 shares of Odimo Incorporated Series D preferred stock, par value $0.001 per share, and a warrant to purchase 2,676,303 shares of Series D preferred stock.

         As an inducement to Ashford entering into the Asset Purchase Agreement, Odimo has agreed to pledge the Collateral as provided herein in order to secure its obligations under the Promissory Note.

         Capitalized terms not defined herein which are defined in the Uniform Commercial Code, as adopted in the Commonwealth of Pennsylvania at 13 Pa.C.S.A. ss.1101 ET SEQ. (the "UCC"), shall have the meanings ascribed to them in the UCC. Capitalized terms not defined herein or in the UCC shall have the meanings ascribed to them in the Asset Purchase Agreement or by reference therein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                          SECTION 1 - SECURITY INTEREST

         1.1 DESCRIPTION. As security for the prompt and complete payment and performance (whether at the stated maturity, by acceleration or otherwise) of all of Odimo's obligations under the Promissory Note, the Asset Purchase Agreement and any and all other obligations or debts of Odimo to Ashford whether now existing or hereafter arising, Odimo hereby assigns and grants to Ashford, a continuing security interest in, upon and to the following property (the "Collateral"):

                  (a) ACCOUNTS, CONTRACT RIGHTS, ETC. All of Odimo's now owned and hereafter acquired, created, or arising Accounts, accounts receivable, notes receivable, contract rights, Chattel Paper, Documents (including documents of title), Instruments, letters of credit and Goods;

                  (b) INVENTORY. All of Odimo's now owned or hereafter acquired Inventory of every nature and kind, wherever located (excluding Inventory held by Odimo on consignment);

                  (c) GENERAL INTANGIBLES. All of Odimo's now owned and hereafter acquired, created or arising General Intangibles of every kind and description, including, without limitation, all existing and future rights to commissions, customer lists, choses in action, claims, books, records, patents and patent applications, copyrights, copyright applications, service marks, trademarks, trade names, trade styles, trademark applications, domain names, uniform resource locators for websites, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including, without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

                  (d) EQUIPMENT. All of Odimo's now owned and hereafter acquired Equipment, including, without limitation, machinery, vehicles, furniture and Fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

                  (e) DEPOSIT ACCOUNTS. All of Odimo's now existing and hereafter acquired or arising Deposit Accounts of every nature, wherever located, and all documents and records associated therewith;

                  (f) PROPERTY IN ASHFORD' POSSESSION. All Property of Odimo, now or hereafter in any Ashford' possession;

                  (g) INVESTMENT PROPERTY. All of Odimo's now owned or hereafter acquired Investment Property whether registered or unregistered; and

                  (h) SUPPORTING OBLIGATIONS. All Supporting Obligations with respect to all of the foregoing.

                  (i) PROCEEDS. The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing.

         1.2 SENIOR DEBT.

                  (a) PERMITTED LIENS. Odimo shall not create, assume or suffer to exist any encumbrance upon any of its assets, whether now owned or hereafter acquired, except as set forth herein, as set forth in the Patents, Trademarks, Copyrights, and Licenses Security Agreement, of even date herewith, between Odimo and Ashford, and for Liens (as defined below) to secure Senior Debt (as defined in the Promissory Note) in an amount not to exceed the Permitted Senior Debt Amount (as defined in the Promissory Note) on terms and conditions reasonably acceptable to Ashford ("Permitted Liens"). For purposes of this Agreement, "Lien" shall mean any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a judgment, security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment.

                  (b) SUBORDINATION. Except with respect to the Collateral described in SECTION 1.1(C) ("Specified Collateral") and Proceeds thereof, the payment of the Promissory Note is subordinate (on terms and conditions reasonably acceptable to Ashford) and junior in right of payment to the prior payment of an aggregate amount of Odimo's Senior Debt equal to the Permitted Senior Debt Amount; provided, that absent the occurrence of an event of default under the Senior Debt, regular installments of principal, interest, fees and expenses under the Promissory Note shall be made. With respect to the Specified Collateral and Proceeds thereof, the payment of Senior Debt is subordinate and junior in right of payment to the prior payment of any and all amounts due under the Promissory Note. Ashford shall, from time to time, after the date hereof, execute and deliver any instrument and take such additional actions reasonably requested by Odimo to confirm or evidence the subordination referenced hereby.

                  (c) RELATIVE RIGHTS. The provisions of this Section 1.2 are for the purpose of defining the relative rights of the holders of Senior Debt and Ashford against Odimo and its property. Nothing herein shall impair, as between Ashford and Odimo, the obligation of Odimo to pay to Ashford the amounts due under the Promissory Note in accordance with the terms and the provisions hereof; nor shall anything herein prevent Ashford from exercising all remedies otherwise permitted by applicable law upon default under the Promissory Note.

         1.3 LIEN DOCUMENTS. As Ashford deems necessary, Odimo shall execute and deliver to Ashford, or have executed and delivered (all in form and substance satisfactory to Ashford):

                  (a) FINANCING STATEMENTS. Financing statements pursuant to the UCC, which Ashford may (and is hereby authorized to) file in the jurisdiction where Odimo is incorporated and in any other jurisdiction that Ashford deems appropriate;

                  (b) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Intellectual property security agreements in the form of EXHIBIT A attached hereto, as Ashford may request from time to time to evidence, perfect or protect Ashford' Lien and security interest in the intellectual property included in the Collateral; and

                  (c) OTHER AGREEMENTS. Any other agreements, documents, instruments and writings as Ashford may request from time to time to evidence, perfect or protect Ashford' Lien and security interest in the Collateral.

         1.4 OTHER ACTIONS. In addition to the foregoing, Odimo shall do anything further that may be lawfully and reasonably required by Ashford to secure Ashford, and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of continuation statements, amendments to financing statements, and any other documents required hereunder. At Ashford' request, Odimo shall also immediately deliver to Ashford all items constituting Collateral for which Ashford must receive possession to obtain a perfected security interest, including, without limitation, all notes, certificates and documents of title, Chattel Paper, Instruments, and any other similar instruments constituting Collateral.

         1.5 FILING SECURITY AGREEMENT. Subject to applicable law, a carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

         1.6 LANDLORD/WAREHOUSEMAN WAIVER. Odimo will use its best efforts to cause each owner of any premises occupied by Odimo or to be occupied by Odimo and each warehouseman of any warehouse, where, in either event, Collateral is held, to execute and deliver to Ashford an instrument, in form and substance reasonably satisfactory to Ashford, under which such owner(s) or warehouseman subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Ashford to remain on such premises to dispose of or deal with any Collateral located thereon.

         1.7 POWER OF ATTORNEY. Each of the officers of Ashford or its representative is hereby irrevocably made, constituted and appointed the true and lawful attorney for Odimo (without requiring it to act as such) with full power of substitution to do the following during such time as an event of default under the Note ("Event of Default") exists: (a) endorse Odimo's name upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Odimo and constitute collections on Odimo's Accounts or other Collateral; (b) execute in Odimo's name any financing statements in favor of Ashford; (c) execute in Odimo's name, schedules, assignments, instruments, documents and statements that Odimo is obligated to give Ashford hereunder or are necessary to perfect (or continue to evidence the perfection of) such security interest or Lien; and (d) do such other and further acts and deeds in Odimo's name that Ashford may reasonably deem necessary or desirable to enforce any Account or other Collateral or protect Ashford' security interest or Lien in the Collateral. The power of attorney set forth herein is coupled with an interest.

                   SECTION 2 - REPRESENTATIONS AND WARRANTIES

         2.1 Odimo represents and warrants that:

                  (a) RATIFICATION. Each representation and warranty made by Odimo (or referred to) in the Asset Purchase Agreement is hereby ratified and confirmed and incorporated by reference as if set forth herein in full.

                  (b) PERFECTION. This Agreement is effective to create in favor of Ashford legal, valid and enforceable Liens and security interests in all of Odimo's right, title and interest in the Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on SCHEDULE 2.1(B) attached hereto and made a part hereof under Odimo's name, Ashford will have perfected Liens and security interests in the Collateral, superior in right to any and all other Liens, existing or future, other than Permitted Liens as set forth above.

                  (c) CHIEF EXECUTIVE OFFICE. Odimo's chief executive office is located at the address set forth on the first page of this Agreement.

                  (d) INVENTORY AND EQUIPMENT LOCATION. Odimo keeps its Inventory and Equipment at the locations set forth on SCHEDULE 2.1(D) attached hereto and made a part hereof.

                              SECTION 3 - COVENANTS

         3.1 Odimo covenants that until all of its obligations under the Promissory Note are completely and indefeasibly satisfied in full, that:

                  (a) RATIFICATION. Each covenant made by Odimo (or referred to) in the Asset Purchase Agreement is hereby ratified and confirmed and incorporated by reference as if set forth herein in full.

                  (b) CHANGE OF LOCATION. Odimo shall give thirty (30) days prior written notice to Ashford of any change in the location of any Collateral from that set forth in SCHEDULE 2.1(D) or of any change of its chief executive office.

                  (c) INSURANCE. Odimo shall maintain insurance against loss or damage by fire, explosion and other risks customarily insured against by companies in similar businesses and shall maintain insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses. The policies of all such insurance shall contain standard Mortgagee and Lender's Loss Payable Clauses (and, with respect to liability and interruption insurance, additional insured clauses) issued in favor of Ashford under which all losses thereunder shall be paid to Ashford as Ashford' interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Ashford and shall insure Ashford notwithstanding the act or neglect of Odimo. Odimo hereby irrevocably appoints Ashford as Odimo's attorney-in-fact (which power is coupled with an interest), exercisable at Ashford' option to endorse any check (but only a check in excess of $50,000 if no Event of Default has occurred) which may be payable to Odimo in order to collect the proceeds of such insurance and any amount or amounts collected by Ashford pursuant to the provisions of this paragraph may be applied by Ashford, in its sole discretion, to repair, reconstruct or replace the loss of or damage to Collateral as Ashford in its reasonable judgment may from time to time determine.

                  (d) SALE OF ASSETS. Odimo will not sell, lease, assign, transfer or otherwise dispose of any Property other than sales in the ordinary course of business.

                  (e) DIVIDENDS. Odimo will not pay any dividends, including stock dividends, or make any distributions, in cash or otherwise, including splits of any kind, to any officer, stockholder or beneficial owner of its securities, other than salaries.

                  (f) AFFILIATE TRANSACTIONS. Odimo will not enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any of its affiliates, except in the ordinary course of, and pursuant to the reasonable requirements of, Odimo's business and upon fair and reasonable terms no less favorable to Odimo than could be obtained in a comparable arm's-length transaction with an unaffiliated person or entity.

                  (g) FINANCIAL INFORMATION. Odimo will furnish to Ashford within forty-five (45) days after the end of each fiscal quarter of Odimo, a consolidated unaudited balance sheet, income statement and statement of cash flows as of the end of such period, for the quarterly period then ended and for the year-to-date period then ended, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes) and certified by Odimo's chief financial officer.

                              SECTION 4 - REMEDIES

         4.1 RIGHTS AND REMEDIES ON DEFAULT. Ashford may, following the occurrence of an Event of Default, exercise rights and remedies of a secured party granted to it under the UCC and may exercise all rights and remedies under any other applicable law, including, without limitation, the following rights and remedies:

                  (a) the right to take possession of, send notices, sell and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States postal authority to redirect all mail addressed to Odimo to an address designated by Ashford);

                  (b) by its own means or with judicial assistance, enter Odimo's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and Odimo shall not resist or interfere with such action;

                  (c) require Odimo, at Odimo's expense, to assemble all or any part of the Collateral and make it available to Ashford at any place designated by Ashford; and

                  (d) in its discretion, collect and dispose of all Proceeds arising from all Accounts and General Intangibles. Ashford may (A) notify Account Obligors and other obligors of the grant to and creation in favor of Ashford of the security interest in the Accounts, General Intangibles and the Proceeds thereof under this Agreement, (B) direct such Account Obligors or other obligors to make any payments from time to time due in respect of any such Accounts and General Intangibles directly to Ashford at such places as it directs and (C) assume entire control over all of the Proceeds of such Accounts and General Intangibles. Odimo shall promptly remit all such Proceeds then or subsequently in its possession, and any collections and receipts with respect to such Proceeds shall be held in trust by Odimo for the benefit of Ashford.

Odimo hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Ashford without prior notice to Odimo. Ashford shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any equity or right of redemption which Odimo hereby waives. Odimo covenants and agrees not to interfere with or impose any obstacle to Ashford' exercise of its rights and remedies with respect to the Collateral after the occurrence of an Event of Default hereunder.

         4.2 LICENSE OF GENERAL INTANGIBLES. For purpose of enabling Ashford to exercise its rights and remedies hereunder, Odimo hereby grants to Ashford an irrevocable, nonexclusive license (exercisable without payment of any royalty or other compensation to Odimo) to use assign, license or sublicense Odimo's General Intangibles, wherever the same may be located, including in such license reasonable access to all media in which any General Intangibles may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that Ashford shall comply with all reasonable quality control standards and trademark use requirements of Odimo. No agreements hereafter acquired or agreed to or entered into by Odimo shall prohibit, restrict or impair the rights granted to Ashford hereunder. Notwithstanding the foregoing, Ashford shall not have any obligations or liabilities regarding Odimo's General Intangibles by reason of, or arising out of, this Agreement.

         4.3 NATURE OF REMEDIES. Ashford shall have the right to proceed against all or any portion of the Collateral in any order. All rights and remedies granted Ashford hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Ashford may proceed with any number of remedies at the same time until all existing and future obligations under the Promissory Note are completely and indefeasibly satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Ashford, upon the occurrence of an Event of Default, may proceed against Odimo, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

                            SECTION 5 - MISCELLANEOUS

         5.1 NOTICES. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. A copy of each notice to Odimo shall be simultaneously sent to Berman Rennert Vogel & Mandler, P.A., 100 Southeast Second Street, Suite 3500, Miami, Florida 33131, Attn: Charles J. Rennert. A copy of each notice to Ashford shall be simultaneously sent to: Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103,
Attn: Francis E. Dehel, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 5.1, except that any such change of address notice shall not be effective unless and until received.

         5.2 AMENDMENTS AND WAIVERS. This Agreement may be amended, modified or supplemented by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by both parties. No waiver with respect to this Agreement shall be enforceable against either party unless in writing and signed by such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by either party, and no course of dealing between the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

         5.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties and their respective successors and assigns. Odimo shall not in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Ashford. Ashford shall not in any manner assign any of its rights or obligations under this Agreement to (i) any of the competitors of Odimo listed on SCHEDULE 5.3, (ii) any entity with which Odimo has engaged in litigation of a material nature which is set forth on SCHEDULE 5.3, or (iii) any entity with which Odimo engages, during this term of this Agreement, in litigation of a material nature; provided, however, that this restriction shall only be effective upon written notice by Odimo to Ashford of any such entity.

         5.4 SEVERABILITY. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

         5.6 SECTION HEADINGS. The section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         5.7 CONTROLLING LAW. This agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. EACH OF THE PARTIES (A) IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF PENNSYLVANIA, IN ANY AND ALL ACTIONS BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING HEREUNDER OR OTHERWISE, (B) IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION, AND (C) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY FIRST CLASS CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE ADDRESS AT WHICH SUCH PARTY IS TO RECEIVE NOTICE IN ACCORDANCE WITH SECTION 5.1.

         5.8 EXPENSE OF ENFORCEMENT. In the event either party takes any action to enforce its rights hereunder, the other party shall reimburse such party for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees, appraisal fees, accounting fees, copying costs and travel and lodging expenses.

         5.9 SIGNATORIES. Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

         5.10 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including but not limited to, any lender, customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the parties hereto.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed, or have caused this Agreement to be executed on their behalf by their duly authorized officers, as of the date first stated above.

                                       ODIMO INCORPORATED



                                       By: /s/ Alan Lipton
                                           -------------------------------------
                                           Name: Alan Lipton
                                           Title: President




ASHFORD.COM, INC.                      ODIMO ACQUISITION CORP.



By: /s/ Michael Rubin                  By: /s/ Alan Lipton
    --------------------------             -------------------------------------
    Name: Michael Rubin                    Name: Alan Lipton
    Title: President                       Title: President